News From

FOR IMMEDIATE RELEASE May 25, 2004

HEALTHSOUTH NOTEHOLDERS DELIVER NOTICE OF TECHNICAL DEFAULT UNDER 7-5/8% SENIOR NOTES DUE 2012; NEGOTIATIONS WITH BONDHOLDERS ONGOING

HealthSouth Remains Committed to Reaching a Consensual Resolution on a Fair and Prompt Basis

Birmingham, Alabama — — HealthSouth Corporation (OTC Pink Sheets: HLSH) announced today that it has received a notice of technical default on behalf of the requisite holders of its 7-5/8% Senior Notes due 2012. The default notice relates to HealthSouth’s failure to file reports with the Securities and Exchange Commission and with the trustee of its 2012 Senior Notes and, if not cured within 60 days, could permit holders of the 2012 Senior Notes to accelerate their indebtedness.

HealthSouth said that this notice was delivered in connection with the Company’s ongoing litigation with its Noteholders, including holders of its 2012 Senior Notes. In that litigation, HealthSouth is seeking to prevent the acceleration of the indebtedness outstanding under such Notes and is arguing, among other things, that notices of default which previously were served on the Company were inadequate under the terms of the Indentures under which the Notes were issued. Judge Allwin Horn, III of the Circuit Court of Jefferson County, Alabama has set a hearing for HealthSouth’s motion for partial summary judgment on this and other issues for June 30, 2004.

In order to minimize litigation and move forward with its financial restructuring, HealthSouth is committed to reaching a consensual resolution with its Noteholders on a fair and prompt basis. HealthSouth said it remains current on all payment obligations due its Noteholders and banks and the receipt of this notice of default will not affect the Company’s operations.

About HealthSouth

HealthSouth is the nation’s largest provider of outpatient surgery, diagnostic imaging and rehabilitative healthcare services, with nearly 1,700 locations nationwide and abroad. HealthSouth can be found on the Web at www.healthsouth.com.

Statements contained in this press release which are not historical facts are forward-looking statements. In addition, HealthSouth, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. HealthSouth’s actual results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual results to differ materially from those estimated by HealthSouth include, but are not limited to: the investigations by the Department of Justice and the Securities Exchange Commission into HealthSouth’s financial reporting and related activity; HealthSouth’s statement that as a result of the investigations, the Company’s previously filed financial statements should no longer be relied upon and may result in the Company restating its prior financial statements; the withdrawal by HealthSouth’s former accountants of their audit reports on all of the Company’s previously filed financial statements; the outcome of pending litigation relating to these matters; significant changes in HealthSouth’s management team; HealthSouth’s ability to successfully amend, restructure and/or renegotiate its existing indebtedness or cure or receive a waiver of alleged defaults under such agreements, the inability of which may result in HealthSouth filing a voluntary petition for bankruptcy; HealthSouth’s ability to continue to operate in the ordinary course and manage its relationships with its creditors, including its lenders, bondholders, vendors and suppliers, employees and customers; changes, delays in or suspension of reimbursement for HealthSouth’s services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels; changes to the implementation of the prospective payment system for inpatient rehabilitation services; competitive pressures in the healthcare industry and HealthSouth’s response thereto; HealthSouth’s ability to obtain and retain favorable arrangements with third-party payors; general conditions in the economy and capital markets; and other factors which may be identified from time to time in the Company’s SEC filings and other public announcements.

### For more information contact Andy Brimmer at 205-410-2777.